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                                                                     EXHIBIT 2.2

                              FIRST AMENDMENT TO
                             DEFINITIVE AGREEMENT
                                      AND
                       PLAN OF REORGANIZATION AND MERGER
                                BY AND BETWEEN
                            NBC CAPITAL CORPORATION
                                      AND
                   FIRST NATIONAL CORPORATION OF WEST POINT


     First Amendment to Definitive Agreement and Plan of Reorganization and Merger dated July 24, 1998 (the "Merger Agreement"), dated this _____day of September, 1998, by and between NBC CAPITAL CORPORATION ("NBC"), and FIRST NATIONAL CORPORATION OF WEST POINT ("FNC").

                                   RECITALS

     WHEREAS, NBC and FNC executed the Definitive Agreement and Plan of Reorganization and Merger on July 24, 1998; and

     WHEREAS, the parties desire to amend and supplement the Merger Agreement;
and

     WHEREAS, the respective Boards of Directors of NBC and FNC, by resolutions duly adopted, have approved this amendment.

     NOW, THEREFORE, pursuant to Section 10.3 of Article X of the Merger Agreement and in order to prescribe the amendments to the Merger Agreement, the parties hereto set forth the following amendments:

                                 AMENDMENT I.

     The following shall be added as a new Section 1.10 of Article I:

     1.10 THE BANK MERGERS. Following the merger of FNC into NBC, First National Bank of West Point shall be merged into National Bank of Commerce of Mississippi, and National Bank of the South shall be merged into National Bank of Commerce. Thereafter and subsequent to the foregoing mergers, National Bank of Commerce shall be merged into National Bank of Commerce of Mississippi. In the event there is any impediment to the merger of National Bank of Commerce into National Bank of Commerce of Mississippi, it shall be deferred until that merger may be fully consummated, but any such delay in the merger of National Bank of Commerce into National Bank of Commerce of Mississippi shall neither prevent nor impede the mergers of National Bank of the South into National Bank of Commerce, the merger of First National Bank of West Point into National Bank of Commerce of Mississippi or the Holding

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Company Merger.


                                 AMENDMENT II.

     Section 6.3 (a) shall be deleted and the following substituted therefor:

     6.3 (a) the filing by NBC of the Interagency Bank Merger Application Act Application and the approval of such application.

     In all other respects, the Definitive Agreement and Plan of Reorganization and Merger dated July 24, 1998 is ratified and confirmed.

     IN WITNESS WHEREOF, the Boards of Directors of NBC and First National, respectively, have each executed this Amendment and directed the authorized signature and seal of each respective corporation to be set hereunto by its Chairman of the Board and attested by a duly authorized officer, and the Boards of Directors of NBC and First National have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

                                       NBC CAPITAL CORPORATION

                                       By
                                         --------------------------------------
                                             Lewis F. Mallory, Jr.
----------                               Chairman of the Board
ATTEST:



-----------------------------
Hunter M. Gholson, Secretary

                                       FIRST NATIONAL CORPORATION
                                       OF WEST POINT

                                                 By
                                                   ----------------------------
ATTEST:                                        Robert L. Calvert, III
                                           Chairman of the Board

-----------------------------
Peter T. Hodo, III
President

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